CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OraLabs Holding Corp. 1997 Stock Plan and in the related Prospectus, of our report dated February 24, 1998 on the consolidated financial statements of OraLabs Holding Corp., and of our report dated March 12, 1998 on the financial statements of SSI Capital Corp., included in the Form 10-K for the fiscal year ended December 31, 1997.


                                             Very truly yours,



                                             /s/  Schumacher & Associates, Inc.
                                             ----------------------------------
                                             Schumacher & Associates, Inc.
                                             Certified Public Accountants
                                             12835 E. Arapahoe Road
                                             Tower II, Suite 110
                                             Englewood, Colorado 80112

Denver, Colorado

March 30, 1998